Comparison of change in value of $10,000 investment in Dreyfus U.S. Treasury Intermediate Term Fund and the Merrill Lynch Governments, U.S. Treasury,
        Intermediate-Term (1-10 Years) Index

        EXHIBIT A:                         Merrill Lynch Governments,
                                            U.S. Treasury,
                          Dreyfus U.S. TreIntermediate-Term
         PERIOD           Intermediate Ter (1-10 Years) Index*


        12/31/90         10,000                10,000
        12/31/91         11,523                11,398
        12/31/92         12,349                12,189
        12/31/93         13,714                13,186
        12/31/94         13,171                12,961
        12/31/95         15,248                14,853
        12/31/96         15,718                15,431
        12/31/97         16,917                16,628
        12/31/98         18,204                18,063
        12/31/99         17,572                18,162
        12/31/00         19,834                20,013

        *Source: Bloomberg L.P.